UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2017

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Acquisition of Hausmann Industries, Inc.
On March 21, 2017, Dynatronics Corporation (the "Company" or "Dynatronics") entered into a definitive agreement (the "Asset Purchase Agreement") to acquire substantially all of the assets of Hausmann Industries, Inc., a New Jersey corporation ("HII"), for $10.0 million in cash, subject to adjustment, as provided in the Asset Purchase Agreement (the "Acquisition"). We will fund the Acquisition with proceeds from the private placement of our equity securities as described in Item 3.02 of this Current Report (the "Private Placement") and borrowings under an asset-based lending facility (the "Credit Facility") provided by Bank of the West, described below.  HII is a private closely-held New Jersey corporation founded in 1955.  The primary shareholder and principal executive officer of HII is David Hausmann.  HII designs and manufactures medical, therapy, and athletic training equipment to customers in the United States and internationally. HII owns and conducts business in a 60,000 square-foot manufacturing and headquarters facility located at 130 Union Street, Northvale, New Jersey (the "Facility").  The Acquisition does not include a purchase of the Facility, which the Company will lease from HII following closing of the Acquisition in April, 2017 (the "Closing").
Prior to the transactions described in this Current Report on Form 8-K, there were no material relationships between the Company or HII or any affiliate of HII and the Company, other than pertaining to the Acquisition.
Asset Purchase Agreement
The Closing is conditioned upon, among other things, (i) receipt of audited financial statements for HII for the fiscal years ended December 31, 2015 and December 31, 2016, and for interim periods as determined by the Company; (ii) closing of the Private Placement; and (iii) the closing of the Credit Facility.
Under the terms of the Asset Purchase Agreement, we will acquire substantially all of the assets of HII and following the Closing we will operate the business formerly conducted by HII at its New Jersey Facility.  We will lease the Facility on terms contained in a lease agreement (the "Lease") with an initial two-year term, with annual lease payments of $360,000 for the first year, and 2% increases in each subsequent year.  The Lease grants us two options to extend the term of the lease for two years per extension term, subject to annual 2% per year increases in base rent, and a third option at the end of the second option term for an additional five-years at fair market value.
The purchase price for HII is $10.0 million.  We will hold back $1.0 million of the purchase price for purposes of satisfying adjustments to the purchase price as may be required by the Asset Purchase Agreement and indemnification claims, if any.  Subject to adjustments or claims as provided by the Asset Purchase Agreement, 25% of the holdback amount will be released to HII on January 1, 2018, and the balance of the remaining holdback amount will be released to HII 18 months after Closing. As part of the Acquisition transaction, we will pay and discharge certain liabilities and obligations of HII related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course).
We will make offers of employment to employees of HII to become Dynatronics employees at Closing.  The Company and David Hausmann will enter into an employment agreement (the "Employment Agreement") and he will assist in the transition of the acquired business, reporting to our CEO, Kelvyn Cullimore. Under the Employment Agreement, we will pay Mr. Hausmann an annual salary of $150,000 and annual bonus in an amount between $25,000 and $35,000 as determined by Mr. Cullimore, and provide him with other employee benefits provided to our employees generally at his level of management at the New Jersey location (including, e.g., paid time off and paid holidays, medical/dental/vision insurance, Section 125 Flexible Spending Account (FSA), and 401(k)). In addition to the restrictive covenants applicable to him under the Asset Purchase Agreement described in the next paragraph below, as a condition of his employment, Mr. Hausmann will be required to sign a confidentiality and non-compete agreement, which limits his ability to be employed by a competitor of, or otherwise to compete with, Dynatronics for a one-year period following the later of (i) termination of employment, and (ii) the latest date upon which Dynatronics makes any severance payment to Mr. Hausmann.
The Asset Purchase Agreement contains customary representations, warranties and covenants by HII and the Company, as well as customary indemnification provisions among the parties.  Post-closing covenants include a covenant that for a period of five years (the "Restrictive Period"), HII and its stockholders (including Mr. Hausmann) will refrain from solicitation of employees, customers and business of HII or the Company and from other competitive activity as defined in the Asset Purchase Agreement, and requires them and their representatives (as defined in the Asset Purchase Agreement) to maintain (other than in connection with performing obligations pursuant to the Lease or the Employment Agreement, as applicable), the confidentiality of, and not use, confidential information relating to the acquired business or purchased assets, except as permitted by the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Credit Facility
On February 27, 2017, we obtained a written commitment letter (the "Commitment") from Bank of the West ("Bank") to provide asset-based financing to the Company to be used for funding the Acquisition and for operating capital (the "Credit Facility").  As provided in the Commitment, amounts available to us under the Credit Facility will be subject to a borrowing base calculation of up to a maximum availability of $8,000,000 and will bear interest at LIBOR plus 2.25%.  We will pay a commitment fee of .25% and an unused line fee of .25%. The maturity date is two years from the date of the note.  The borrowing base will be an amount equal to 80% of eligible accounts receivable and a percentage of inventory to be determined by Bank following examination and appraisal of our inventory.
The Credit Facility is subject to documentation (including a loan and security agreement, financing statements, notes and other agreements) and the obligations of the Company will be secured by first priority liens on substantially all of the Company's and its subsidiaries' assets (as defined in the Credit Facility). The Commitment provides that the Credit Facility will include financial covenants, such as ratios for consolidated leverage and fixed charge coverage.  The Credit Facility will also contain customary affirmative and negative covenants for a transaction of this type, including, among others, the provision of annual, quarterly and monthly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters, restrictions on incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, entering into affiliate transactions and asset sales. The Credit Facility will also contain penalties in connection with customary events of default, including, among others, payment, bankruptcy, representation and warranty, covenant, change in control, judgment and events or conditions that have a Material Adverse Effect (as defined in the Credit Facility).
The foregoing description of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Securities Purchase Agreement
The information set forth in Item 3.02 of this report regarding the Securities Purchase Agreement is incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The information under Item 1.01 of this Current Report on Form 8-K regarding the entry into the Credit Facility set forth under "Credit Facility" is incorporated into this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
To provide cash for the Acquisition, we conducted a private offering or our equity securities to raise up to $9.0 million (the "Private Placement").  As of the date of this report, we have received subscriptions for an aggregate of 1,559,000 Units, as defined below.  Closing of the Private Placement under the Securities Purchase Agreement will occur simultaneously with the Closing of the Acquisition, currently anticipated during April 2017. In connection with the offer and sale of the Units, we delivered to the Investors prior to execution of the Securities Purchase Agreement, a "Supplemental Disclosure Statement" summarizing the Acquisition, including information provided by HII, which is an Appendix to the Securities Purchase Agreement.

The Units and their component and underlying securities are offered and will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), including Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
In connection with the Private Placement, we offered up to 1,800,000 units ("Units") at $5.00 per Unit.  Each Unit is comprised of:
•	one (1) share of the Company's no par per share Common Stock priced at $2.50 per share; and
•	one (1) share of Series B Preferred Stock priced at $2.50 per share.
Each purchaser in the offering also receives a Warrant to purchase 1.5 shares of Common Stock for each Unit purchased, exercisable at a price of $2.75 per share.
Purchasers of the Units include a select group of accredited investors, including institutional investors (the "Investors").  Certain of our officers and directors and significant shareholders, as well as Mr. Hausmann and members of his family, are Investors in the Private Placement.
Subject to the terms and conditions of the Securities Purchase Agreement as described below, assuming the full $9.0 million is raised in the Private Placement, we will issue a total of 1,800,000 Units, or 1,800,000 shares of Common Stock, 1,800,000 shares of Series B Preferred and Warrants to purchase an aggregate of 2,700,000 shares of Common Stock.
Certain of the Investors, including any officer, director, employee or consultant of the Company, are defined as "insiders" in the Securities Purchase Agreement.  The issuance of our securities in the Private Placement generally and to these Investors in particular is subject to Shareholder Approval, as described below.  Until we have obtained Shareholder Approval, we will not issue any shares of Common Stock as part of the Units or otherwise in an amount that exceeds 19.9% of the issued and outstanding shares of Common Stock of the Company.  In addition, until we have obtained Shareholder Approval, we will not issue any shares of Common Stock to any insider or to any Investor who has agreed to defer the issuance of such Investor's Common Stock.
Our Common Stock is currently listed on The Nasdaq Capital Market and therefore we are subject to the Nasdaq Listing Rules ("Nasdaq Rules") governing listing requirements (Section 5500 of the Nasdaq Rules for securities listed on the Capital Market) and corporate governance (Section 5600 of the Nasdaq Rules) of companies with securities listed on Nasdaq. Pursuant to the terms of both the Asset Purchase Agreement and the Securities Purchase Agreement, we have covenanted to obtain approval of our shareholders ("Shareholder Approval") as may be required by the Nasdaq Rules for us to issue the shares of Common Stock included in the Units and underlying the conversion, payment of dividends and redemption of the Series B Preferred, and execution of the Warrants, including the following:
•
Nasdaq Listing Rule 5635(a), which requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities;

•
Nasdaq Listing Rule 5635(b), which requires prior shareholder approval for issuances of securities that could result in a "change of control" of the issuer – Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power, and such ownership or voting power of an issuer would be the largest ownership position of the issuer;

•
Nasdaq Rule 5635(c), requiring shareholder approval when common stock may be issued to "insiders" (directors, officers, employees or consultants) of the issuer in transactions at prices less than market value, which includes sales deemed to be "equity compensation" paid to insiders, as well as the issuance of common stock at less than market prices in payment of dividends or for redemption of other securities or payment of debt; and

•
Nasdaq Rule 5635(d), which requires shareholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of common stock outstanding before the issuance.

We will hold a meeting of shareholders following the Closing for the purpose of obtaining Shareholder Approval as described above.  Certain key shareholders of the Company (officers, directors and certain shareholders) will enter into an agreement with the Investors to vote all Common Stock over which such persons have voting control as of the record date for the meeting of shareholders, amounting to, in the aggregate, at least 35% of all current voting power of the Company in favor of the Shareholder Approvals described above.
In connection with the Private Placement, we agreed to file a registration statement under the Securities Act registering the issuance and resale of all shares of Common Stock included in the Units and underlying the conversion of and payment of dividends on the Series B Preferred, and exercise of the Warrants.  The obligations of the Company and the rights of the Investors are contained in a Registration Rights Agreement to be executed at the Closing.
The rights and preferences of the Series B Preferred will be designated by the Company's Board of Directors in an amendment to the Company's Amended and Restated Articles of Incorporation (the "Designation") which will be filed prior to the Closing with the Utah Division of Corporations and Commercial Code.
Unless a holder of Series B Preferred otherwise elects at the time it purchases the Units, the holder shall not have the right to convert any portion of the Series B Preferred, to the extent that, after giving effect to the conversion, such holder (and the holders affiliates and other related persons as provided in the Designation) would beneficially own in excess of an amount defined as the "Beneficial Ownership Limitation." The "Beneficial Ownership Limitation" is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of shares of Series B Preferred held by the applicable holder.  A holder, upon prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions applicable to the holder's shares of Series B Preferred (up to 9.99% of the outstanding Common Stock after giving effect to conversion of such shares).
The Series B Preferred entitles the holder to vote on an as-converted basis, one vote for each share of Common Stock issuable upon conversion of the Series B Preferred, subject to the Beneficial Ownership Limitation as provided above and subject to the restrictions on conversion as may be required by the Nasdaq Rules. The Series B Preferred will accrue an annual dividend at a rate of 8.0% that may be paid at the discretion of the Company in cash or in shares of Common Stock, subject to Shareholder Approval.
The Warrants have an exercise price of $2.75 per share of Common Stock and a term of six years.  The Warrants may not be exercised unless and until Shareholder Approval has been obtained.  At the election of the holder of the Warrant, the holder may be restricted from the exercise of the Warrant or any portion of the Warrant held by such holder, to the extent that, after giving effect to the conversion, such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% (or 9.99%, as such holder may elect) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise.
Ladenburg Thalmann & Co. Inc. ("Ladenburg") acted as placement agent and we will pay Ladenburg fees for its services in connection with proceeds received in the Private Placement from Investors introduced to the Company by Ladenburg pursuant to its agreement with the Company, in accordance with applicable FINRA rules and regulations.  No compensation, fees, or discounts will be paid or given to any other person in connection with the offer and sale of the securities.
The foregoing descriptions of the Designation, Securities Purchase Agreement, Registration Rights Agreement, Voting Agreement, and Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Designation, Securities Purchase Agreement, Registration Rights Agreement, Voting Agreement, and Warrant, as the case may be, substantially in the forms filed as Exhibits 3.1, 10.3, 10.4, 9.1, and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
Press Release
On March 22, 2017, we issued a press release announcing the Acquisition and the Private Placement. A copy of this press release is furnished (not filed) as Exhibit 99.1 hereto and incorporated herein by reference in its entirety. A copy of the Supplemental Disclosure Statement delivered to the Investors with the Securities Purchase Agreement dated March 21, 2017, is furnished with this Current Report as Exhibit 99.2.
Cautionary Statement Regarding Forward-Looking Statements
This Report contains forward‑looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact, including statements identified by words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "estimate," "project," "believe" and similar expressions or variations, are forward‑looking statements. Forward‑looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward‑looking statements due to, among others, the risks and uncertainties described in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update any forward‑looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a).
(b)	Pro Forma Financial Information
 The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b).
(d)	Exhibits

Number	Description

3.1	Certificate of Designation of Rights and Preferences of Series B 8% Convertible Preferred Stock

4.2	Form of Warrant

9.1	Form of Voting Agreement

10.1	Asset Purchase Agreement dated March 21, 2017

10.2	Commitment Letter dated February 27, 2017

10.3	Securities Purchase Agreement dated March 21, 2017

10.4	Form of Registration Rights Agreement

99.1	Press release of the Company dated March 22, 2017

99.2	Supplemental Disclosure Schedule to Securities Purchase Agreement dated March 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  March 21, 2017